EXHIBIT 10.9

                       AGREEMENT FOR FOOD SERVICES


This Agreement, made this 23rd day of January 1998, by and between BLOOMINGDALE'S BY MAIL, LTD. 475 Knotter Drive, Cheshire, CT 06410 (hereinafter referred to as Bloomingdale's) and UNIVERSITY DINING SERVICES, INC., d/b/a HOST AMERICA CORPORATION, located at 2 Broadway, Hamden, CT 06518-2697 (hereinafter referred to as HOST) for the provision of cafeteria, catering, vending and office coffee refreshment food service.

                              WITNESSETH

In consideration of the covenants herein and intending to be legally bound hereby, the parties mutually agree as follows:

BLOOMINGDALE'S hereby grants to HOST, the exclusive right to operate the cafeteria dining service vending and office coffee services at or upon BLOOMINGDALE'S premises. HOST will install vending machines as shall be mutually agreed upon, and will keep such equipment and machines adequately serviced and supplied with appropriate merchandise of good quality.

LOCATION OF EQUIPMENT: The location of all vending machines, manual equipment and other facilities to be supplied by HOST shall be mutually agreed upon. Any moves of vending machines or other equipment necessitated by growth or building rearrangements by BLOOMINGDALE'S will be accomplished by HOST under conditions to be mutually agreed upon as the occasion arises. HOST shall make no alterations in the premises unless authorized by BLOOMINGDALE'S in writing.

OWNERSHIP OF EQUIPMENT: BLOOMINGDALE'S will furnish to HOST, without charge, food preparation and cafeteria areas, and adequate sanitary toilet facilities, including dining room furniture and food storage areas, owned by BLOOMINGDALE'S and to be used in connection with the food service. Any miscellaneous cafeteria

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equipment and any other equipment supplemental to the services that have been supplied by HOST shall remain HOST property at all times. Vending machines are owned by HOST. BLOOMINGDALE'S will take reasonable precautions to protect said machines and equipment from damage and will permit HOST to remove them upon termination of this Agreement or upon termination of any renewal thereof.

MAINTENANCE AND EQUIPMENT: The division of responsibility between BLOOMINGDALE'S and HOST is hereafter provided.
BLOOMINGDALE'S will be responsible for:
a) cleaning of the dining area floors, for the day-to-day cleaning of the dining area, and for the cleanliness of walls, ceilings, windows and light fixtures;
b)    removal of all trash and garbage;
c) furnishing exterminator services, semiannual cleaning of hoods, ducts and filters; and
d) furnishing maintenance services if and when required for the proper maintenance and repairs of said premises, fixtures, furniture and equipment and replacing equipment as is mutually agreed to be necessary, except in those cases where the necessity for replacement is caused through the negligence of HOST employees.
As a cost of operation, HOST will be responsible for:
a) keeping said premises, furniture, fixtures, manual food service equipment and vending machines in a clean and sanitary condition in accordance with recognized standards for such equipment and in accordance with all laws, ordinances, regulations and rules of federal, state and local authorities;
b) routine cleaning of the kitchen, cold storage areas and counter areas;
c) laundry service for kitchen linens (uniforms, kitchen cleaning cloths, etc.);
d) purchasing of all food and supplies at normal wholesale or trade prices;
e)    repairing the vending machines;
f)    replacing the vending equipment as required; and
g)    routine daily cleaning for the dining room tables and chairs.

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MENUS:  HOST will post menus, complete with prices, and all menus will be nutritionally acceptable. HOST will cater special functions for BLOOMINGDALE'S as requested, at prices mutually agreed upon and upon at least 72 hours advance notice.

LICENSES AND PERMITS: HOST shall obtain, as a cost of operation prior to commencing operations at BLOOMINGDALE'S premises, all necessary permits, licenses and other approvals required by law for its operation hereunder. HOST expects to begin operation on Monday, February 23rd, 1998. BLOOMINGDALE'S agrees to cooperate with HOST and to execute such documents as shall be reasonably necessary or appropriate to obtain said permits, licenses and approvals.

UTILITIES: BLOOMINGDALE'S shall, at its expense, provide HOST with necessary and sufficient refrigeration, freezer space, heat, light, water, gas, electricity, and an extension telephone, with the availability for a computer modem, for the operations of the dining food service and vending service.

RECORDS: HOST will at all times maintain an accurate record of all merchandise inventories and sales in connection with the operation of the manual food and vending service. All such records shall be kept on file by HOST for a period of three years, and HOST shall give BLOOMINGDALE'S and its agents the privilege, at any reasonable time, of auditing its records. All sales, for the purpose of this Agreement, are defined as cash collections less applicable federal, state and local taxes for such HOST has the sole responsibility to collect, report and pay to the taxing authorities.

INSURANCE: During the term of this Agreement, HOST will obtain and keep in force throughout the term of the agreement Comprehensive Insurance including Public Liability and Product Liability insurance with limits of $2,000,000.00 per occurrence/$2,000,000.00 aggregate combined single limit for bodily injury and property damage. Workers' Compensation insurance will be provided in line with statutory limits.

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INDEMNIFICATION:  HOST will indemnify and hold BLOOMINGDALE'S, its employees, guests, and tenants, from any loss damage or liability arising directly or indirectly from HOST operations under this Agreement, including operation of the equipment and acts of omission, commission or negligence of HOST employees, contractors or agents when engaged in operations under this Agreement.

PERSONNEL POLICIES: All food service employees will be on HOST payroll. All persons employed by HOST at BLOOMINGDALE'S premises shall be in uniform at all times. HOST employees shall comply with the rules and regulation at any time promulgated by BLOOMINGDALE'S for the safe, orderly and efficient conduct of all activities being carried out while on BLOOMINGDALE'S premises.
HOST shall not retain at the premises any employee not acceptable to BLOOMINGDALE'S for any reason. BLOOMINGDALE'S will allow employees and agents of HOST access to service areas and equipment at all reasonable times. HOST, in performing work by this Agreement, shall not discriminate against any employee or applicant for employment because of race, color, creed, national origin, age, sex or disability. HOST employment policies meet the requirements of the Fair Labor Standards Act and all other regulations required by the United States Department of Labor. HOST is an equal opportunity employer.

ACCOUNTING: HOST keeps records by accounting periods with each month ending on the last Friday of the month. Any statement rendered is due and payable within 30 days after receipt. A two (2%) percent discount will be granted if the invoice is paid within 10 days of receipt. Accounts which are more than 30 days in arrears are subject to late charges. Interest will be added at the rate of 1.5% per month on past due accounts.

FINANCIAL CONSIDERATION:  HOST will operate the manual food service in the
cafeteria on a profit and loss basis.   Any special functions, catering, or
other manual services required will be under financial arrangements as mutually agreed upon by HOST and BLOOMINGDALE'S. HOST shall be responsible for all costs of operation of the

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food services described herein, and wages, salaries and benefits of its employees engaged to provide such services. In addition, HOST shall charge any applicable sales tax to all who purchase food from HOST and shall be responsible for remittance of such taxes to the proper authorities. HOST will pay a vending commission of four (4%) percent of gross vending sales (less sales tax) to BLOOMINGDALE'S for the first year of operations and eight (8%) percent thereafter.

ADJUSTMENT OF FINANCIAL ARRANGEMENT: In the event of material cost changes (whether taxes, labor, merchandise or equipment), it is understood that commensurate adjustments in selling prices or other financial arrangements between HOST and BLOOMINGDALE'S shall be agreed upon and effected by appropriate officials of the parties. All obligations hereunder are subject to federal, state and local regulations. In the event the building or said premises, or any of them in which HOST equipment and machines are located, are partially or completely damaged by fire, the elements, the public enemy, or any other casualty of, if HOST is prevented from operating hereunder because of such damage or because of riots, labor troubles or disturbances, the same shall not be considered as a default under the provisions of this Agreement.

COMMENCEMENT AND TERMINATION: This Agreement shall become effective on or about February 23, 1998, and shall remain in force for one year unless terminated as herein provided. It shall thereafter renew itself automatically for one-year periods until notice of termination is given in writing by either party by registered mail, with a 30 day notice, at any time without cause. Any notice to be given hereunder shall, if to HOST, be
sent to Geoffrey Ramsey,  President,   HOST AMERICA CORPORATION,  2
Broadway, Hamden, CT 06518-2697, by registered mail; and, if to BLOOMINGDALE'S BY MAIL, LTD., be sent to, Tracey Aparo, Director of Human Resources, BLOOMINGDALES' BY MAIL, LTD, 475 Knotter Drive, Cheshire, CT 06410, by registered mail.

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STATE LAW DEFINITION:  The provisions of this Agreement shall be construed under the laws of the State of Connecticut.
In witness whereof, the parties have executed this Agreement as of the date first above written.


ATTEST:                            Bloomingdales's by Mail, Ltd.


/s/                                By /s/ TRACY APARO
------------------------             -------------------------
                                   Tracy Aparo
                                   Director of Human Resources



ATTEST:                            University Dining Services, Inc.
                                   d/b/a Host America Corporation

/s/                                By /s/ GEOFFREY RAMSEY
------------------------             -------------------------
                                   Geoffrey Ramsey
                                   President









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